Exhibit 10.9

Essendant Receivables LLC

One Parkway North Boulevard
Deerfield, Illinois 60015

August 30, 2016

PNC Bank, National Association,

as Class Agent,  Alternative Investor and the Agent

The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch,

as Class Agent and Alternative Investor

Re:Consent Letter

Ladies Gentlemen:

Reference is hereby made to the Amended and Restated Transfer and Administration Agreement (as amended through the date hereof, the “Transfer Agreement”), dated as of January 18, 2013, by and among Essendant Receivables LLC (the “SPV”), Essendant Co. (the “Originator”), Essendant Financial Services LLC, as Seller and as Servicer (the “Seller” or “Servicer”), PNC Bank, National Association (“PNC Bank”), as Agent, as a Class Agent and as an Alternate Investor, and the financial institutions from time to time parties thereto as Conduit Investors and Alternate Investors.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in Transfer Agreement.

Pursuant to the terms of the Transfer Agreement, no amendment, modification, waiver, or replacement to the Revolving Credit Agreement has any effect under the Transfer Agreement unless consented to in writing by each Class Agent.  Section 6.3(a) of the Transfer Agreement requires the Originator and the Performance Guarantor to maintain a Leverage Ratio (as defined in the Revolving Credit Agreement) in accordance with the provisions of Section 6.20 of the Revolving Credit Agreement. The SPV hereby notifies each Class Agent that the Originator and the other parties to the Revolving Credit Agreement intend to amend Section 6.20 of the Revolving Credit Agreement to read in its entirety as set forth on Exhibit A attached hereto. The SPV hereby requests that each Class Agent consent to such amendment so that such amendment is effective under the Transfer Agreement.  Accordingly, each Class Agent hereby consents to amending Section 6.20 of the Revolving Credit Agreement as set forth on Exhibit A and further agrees that the obligations of the Originator and the Performance Guarantor under Section 6.3(a) of the Transfer Agreement shall be to maintain a Leverage Ratio in accordance with the provisions of Section 6.20 of the Revolving Credit Agreement as so amended.

This letter agreement shall be effective as of the date on which the Agent receives a counterpart of this letter agreement duly executed by each of the parties hereto.

19594v2

This letter agreement (i) shall be governed by and construed in accordance with the Laws of the State of New York (without reference to the conflicts of law principles thereof other than Section 5‑1401 of the New York General Obligations Law) and (ii) may be executed in any number of counterparts, and by the different parties thereto on separate counterparts; each such counterpart shall be deemed an original and all of such counterparts taken together shall be deemed to constitute one and the same instrument; a facsimile or electronic copy of an executed counterpart of this letter agreement shall be effective as an original for all purposes.

[signatures begin on following page]

Please indicate your consent to and agreement with the foregoing by signing where indicated below.

Very truly yours,

Essendant Receivables LLC

By: /s/Robert J. Kelderhouse

Title: Robert J. Kelderhouse

S-1August 2016

Amendment Consent Letter

Consented and Agreed

PNC BANK, NATIONAL ASSOCIATION,

as Class Agent, Alternate Investor and the Agent

By: /s/Michael Brown

Title: Senior Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

NEW YORK BRANCH, as Class Agent and Alternate Investor

By: /s/Eric Williams

Eric Williams

Title: Managing Director

S-2August 2016

Amendment Consent Letter

EXHIBIT A

6.20

Leverage Ratio.  USI and the Borrower will not permit the ratio (the “Leverage Ratio”), determined as of the end of each of USI’s fiscal quarters, of (i) Consolidated Funded Indebtedness of USI and its Subsidiaries to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than 3.50 to 1.00; provided that, the maximum Leverage Ratio permitted under this Section 6.20 shall be increased, in the case of (x) one or more Qualifying Permitted Acquisitions in which the cash portion of the Purchase Price for all such Qualifying Permitted Acquisitions consummated in the trailing twelve month period is in excess of $150,000,000, to 4.00 to 1.00 and (y) unless and to the extent that clause (x) above does not apply, one or more Qualifying Permitted Acquisitions in which the cash portion of the Purchase Price for all such Qualifying Permitted Acquisitions consummated in the trailing twelve month period is in excess of $75,000,000, to 3.75 to 1.00 (any such increase pursuant to clause (x) or clause (y), a “Covenant Holiday”), in each case, for the first four fiscal quarters (or, solely with respect to the Covenant Holiday under clause (x) that commenced with the fiscal quarter ending September 30, 2015, for the first six fiscal quarters) immediately following the Qualifying Permitted Acquisition giving rise to the Covenant Holiday  (inclusive of the fiscal quarter in which such Qualifying Permitted Acquisition occurs); provided, further, that (A) at the time of any Qualifying Permitted Acquisition giving rise to any proposed Covenant Holiday arising pursuant to clause (x) above, the Leverage Ratio, calculated on a pro forma basis based on USI’s most recent financial statements delivered pursuant to Section 6.1 (or, prior to the delivery of the first such financial statements hereunder, as of March 31, 2013) and giving effect to such Qualifying Permitted Acquisition (including any incurrence of Indebtedness in connection therewith) and any Permitted Acquisition (including any incurrence of Indebtedness in connection therewith) and Material Disposition (including any reduction of Indebtedness in connection therewith) since the date of such financial statements as if such Qualifying Permitted Acquisition and any such Permitted Acquisition and Material Disposition (and any incurrence or reduction of Indebtedness in connection with any of the foregoing) had occurred as of the first day of the four quarter period set forth in such financial statements, shall not exceed 3.75 to 1.00 and (B) the Leverage Ratio shall have been less than 3.50 to 1.00 for at least two consecutive fiscal quarters immediately proceeding the commencement of such proposed Covenant Holiday.  The Leverage Ratio shall be calculated as of the last day of each fiscal quarter of USI based upon (a) for Consolidated Funded Indebtedness, Consolidated Funded Indebtedness as of the last day of each such fiscal quarter and (b) for Consolidated EBITDA, the actual amount as of the last day of each fiscal quarter for the most recently ended four consecutive fiscal quarters.

A-1